                                                                    EXHIBIT 4.1


                                    HORIZON
                                    HEALTH
     NUMBER                       CORPORATION                     SHARES
                            A DELAWARE CORPORATION
  C

THIS CERTIFICATE IS TRANSFERABLE             SEE REVERSE FOR CERTAIN DEFINITIONS
    IN NEW YORK, NEW YORK                                AND LEGENDS
                                                       CUSIP 44041Y 10 4


THIS CERTIFIES THAT




is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                         PAR VALUE $.01 PER SHARE, OF

HORIZON HEALTH CORPORATION, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
        /s/ JAMES W. MCATEE                       /s/ ROBERT SETTON
        Secretary                                 President

                                    [SEAL]

                          HORIZON HEALTH CORPORATION

                                   CORPORATE

                                   DELAWARE



        Countersigned and Registered
               American Stock Transfer & Trust Company
                      (New York, New York)    Transfer Agent and Registrar



        By
                                              Authorized Signature
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                          HORIZON HEALTH CORPORATION

    The Corporation will furnish without charge to each stockholder who so requests, a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Secretary of the Corporation at its principal office.

    The Board of Directors of the Corporation has authority to fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and other rights and terms of one or more series of Preferred Stock, and also has the authority to fix the number of shares constituting any series and the denominations of such series or all or any of them.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common      UNIF GIFT MIN ACT -      Custodian
 TEN ENT - as tenants by the                            ------         --------
           entireties                                   (Cust)          (Minor)
 JT TEN -  as joint tenants with                        Under Uniform Gifts to
           right of survivorship                        Minors
           and not as tenants                           Act
           in common                                       ------------------
                                                              (State)


   Additional abbreviations may also be used though not in the above list.


        For Value Received,         hereby sell, assign and transfer unto
                            --------

  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
  [                                    ]

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    PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE


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                                                                        Shares
  ----------------------------------------------------------------------
  of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                      Attorney
  --------------------------------------------------------------------
  to register the transfer of the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

  Dated
       ---------------------------------

                                                    --------------------------
       NOTICE: THE SIGNATURES TO THIS ASSIGNMENT           SIGNATURE
               MUST CORRESPOND WITH THE NAMES AS
               WRITTEN UPON THE FACE OF THE         --------------------------
               CERTIFICATE IN EVERY PARTICULAR             SIGNATURE
               WITHOUT ALTERATION OR ENLARGEMENT
               OR ANY CHANGE WHATEVER.

                                            THE SIGNATURES(S) SHOULD BE
                                            GUARANTEED BY AN ELIGIBLE GUARANTOR
                                            INSTITUTION (BANKS, STOCKBROKERS,
                                            SAVINGS AND LOAN ASSOCIATIONS AND
                                            CREDIT UNIONS WITH MEMBERSHIP IN AN
                                            APPROVED SIGNATURE GUARANTEE
                                            PROGRAM), PURSUANT TO SEC RULE
                                            17Ad-15.

                                            SIGNATURES GUARANTEED BY:

                                            -----------------------------------

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Horizon Mental Health Management, Inc., predecessor by name change to Horizon Health Corporation (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent") dated as of February 6, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. UNDER CERTAIN CIRCUMSTANCES, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder of the Rights or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or obtainable.